SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): December 28, 2007

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Amendment of Material Definitive Agreement
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation
Item 3.02 Unregistered Sales of Equity Securities

On December 31, 2007, Registrant, its wholly owned subsidiary, Kiwibox Media, Inc., and the original three Kiwibox shareholders signed a further amendment to their Agreement and Plan of Reorganization, dated February 19, 2007. This amendment further extends scheduled payment dates for Registrant’s investments into the Kiwibox business. The December 1, 2007 payment date for Registrant’s $625,000 is extended to January 1, 2008, and the February 1, 2008 payment date for Registrant’s $1,700,000 is extended to March 1, 2008. Registrant agreed to pay an aggregate $100,000 to the Kiwibox principals for these extensions. In addition, the amendment also requires Registrant to raise $715,000 on or before January 31, 2008, to fund Registrant’s current operations. In the event the aggregate $1,340,000 is not received by Registrant on or before January 31, 2008, this payment date is automatically extended for five additional days, for which Registrant will pay the Kiwibox principals an additional $50,000. Similarly, in the event the $1.7 million investment amount is not received by Registrant on or before April 1, 2008, this payment date will also be automatically extended for five additional days and for which the Registrant will pay the Kiwibox principals another $50,000. The Kiwibox shareholders will continue to accrue a late payment of 60,000 shares a day for each day since November 1, 2007, the $625,000 payment remains outstanding and for each day after February 1, 2008 the $1.7 million Kiwibox investment amount remains outstanding.

On December 28, 2007, Registrant received $15,000 in subscription funds from Tell Capital AG and will issue 300,000 “units” at the subscription price of $.05 per unit. Each unit is comprised of one restricted common share and one 5-year warrant to purchase a common share at the exercise price of $.07. In addition, the Registrant received $15,000 in loan proceeds from a shareholder and will issue a demand note, bearing interest at 9% per annum. In connection with the issuance of the above described unregistered securities, Registrant relied upon the exemptions from the registration requirements of the Securities Act provided by Regulation D and Section 4(2) thereof: private sales of securities not involving a public offering. Both accredited investors had pre-existing relationships with the Registrant as shareholders and investors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.30    Amendment No. 5 to Agreement and Plan of Reorganization, dated as of December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: January 4, 2008	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer